As filed with the Securities and Exchange Commission on September 25, 2013

Registration No. 333-188360

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No . 1

to

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ICAHN ENTERPRISES L.P.

(Exact Name of Registrant As Specified in Its Charter)

Delaware	13-3398766
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

ICAHN ENTERPRISES FINANCE CORP.

(Exact Name of Registrant As Specified in Its Charter)

Delaware	20-1059842
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

767 Fifth Avenue, Suite 4700
New York, New York 10153
(212) 702-4300

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrants’ Principal Executive Offices)

Daniel A. Ninivaggi
President and Chief Executive Officer
767 Fifth Avenue, Suite 4700
New York, New York 10153
(212) 702-4300

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With copies to:
Julie M. Allen, Esq.
Proskauer Rose LLP
11 Times Square
New York, New York 10036
(212) 969-3155

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Depositary Units (3)				—
Preferred Units (3)				—
Debt Securities (3)				—
Guarantees of Debt Securities (4)
Warrants				—
Rights				—
Units
Total			$1,000,000,000	$98,504	(5) (6)

(1)	Such indeterminate number of each identified class of securities, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $1,000,000,000. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	Estimated solely for the purpose of calculating the registration fee for the primary offering pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to Rule 457(o) and General Instruction II.D of Form S-3, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed for the offering, the table does not specify by each class information as to the amount to be registered or proposed maximum offering price per unit.

(3)

Subject to footnote (1), there are also being registered hereunder an indeterminate principal amount or number of depositary units, preferred units or debt securities that may be issued upon conversion of, or in exchange for, preferred units or debt securities registered hereunder or upon exercise of warrants or rights registered hereunder, as the case may be.

(4)	Any series of debt securities issued by Icahn Enterprises Finance Corp. will be guaranteed by Icahn Enterprises L.P. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

(5)	Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, the registrant is applying the filing fee of $37,896 associated with an unsold indeterminate number of each identified class of securities, which may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $679,135,948 under its registration statement on Form S-3 (No. 333-158705) (the "Prior Registration Statement") against the total filing fee of $136,400 that would otherwise be due in connection with this registration statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(6)	$91,760 previously paid.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 File No. 333-188360 (the “Registration Statement”) of Icahn Enterprises L.P. and Icahn Enterprises Finance Corp. is being filed solely to amend the Calculation of Registration Fee Table, to amend the sections entitled Ratio of Earnings to Fixed Charges, Description of Depositary Units, Experts and Incorporation of Certain Documents by Reference, to include Exhibit 4.3, to amend Exhibit 5.1, to update Exhibit 12.1 and include Exhibits 15.1, 15.2, 15.3, 23.1, 23.2, 23.3, 23.4 and 25.1 to the Registration Statement. Accordingly, this Amendment No. 1 consists solely of the cover page (including the Calculation of Registration Fee Table), this explanatory note, Items 3, 9, 10 and 12 of Part I of the Registration Statement, Item 16 of Part II of the Registration Statement, Exhibits 4.3, 5.1, 15.1, 15.2, 15.3, 23.1, 23.2, 23.3, 23.4 and 25.1 and the signature pages. This Amendment No. 1 does not modify any provision of the Registration Statement except as specifically noted herein.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, earnings represent earnings from continuing operations before income taxes, equity in earnings (loss) of investees and minority interest plus fixed charges. Fixed charges include (a) interest on indebtedness (whether expensed or capitalized), (b) amortization premiums, discounts and capitalized expenses related to indebtedness and (c) the portion of rent expense we believe to be representative of interest.

	Six Months Ended June 30,	Year Ended December 31,
	2013	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	4.5	2.2	4.8	2.9	4.4	N/A(1)

(1)  Fixed charges exceeded earnings by approximately $3.1 billion for fiscal 2008.

DESCRIPTION OF DEPOSITARY UNITS

The following description of our depositary units does not purport to be complete and is qualified in its entirety by reference to applicable Delaware law, and to provisions of our amended and restated agreement of limited partnership, dated as of May 12, 1987, as amended, which we refer to as our partnership agreement, and the depositary agreement, dated as of July 1, 1987, as amended by Amendment No. 1, dated February 22, 1995, and as amended and restated by the Amended and Restated Depositary Agreement, dated August 23, 2013, which we refer to as our depositary agreement, entered into among us, the Registrar and Transfer Company, as depositary, which we refer to as the depositary, and the unitholders.

General

The depositary units represent limited partner interests in Icahn Enterprises.  The percentage interest in Icahn Enterprises represented by a depositary unit is equal to the ratio it bears at the time of such determination to the total number of depositary units in Icahn Enterprises (including any undeposited depositary units) outstanding, multiplied by 99%, which is the aggregate percentage interest in Icahn Enterprises of all holders of depositary units.  Subject to the rights and preferences of any preferred units that may be issued, each depositary unit evidences entitlement to a portion of Icahn Enterprises’ distributions and an allocation of Icahn Enterprises’ net income and net loss, as determined in accordance with our partnership agreement.  We are authorized to issue additional depositary units or other securities from time to time to unitholders or additional investors without the consent or approval of holders of depositary units, or unitholders.  There is no limit to the number of depositary units or additional classes of units, including any preferred units, that may be issued. The board of directors of our general partner has the power, without any further action by the unitholders, to issue units with such designations, preferences and relative, participating or other special rights, powers and duties, including rights, powers and duties senior to existing classes of depositary units or preferred units. The depositary units have no preemptive rights.

All or a portion of the depositary receipts evidencing the depositary units may be held through the Depositary Trust Company’s (“DTC”) book-entry settlement system. All depositary receipts accepted for book-entry settlement with DTC are represented by a single receipt (the “DTC Receipt”), which shall be deposited with DTC (or its custodian) evidencing all such depositary units and registered in the name of the nominee of DTC (initially Cede & Co.). The depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt will be shown on, and the transfer of such ownership will be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt, or (ii) institutions that have accounts with DTC.

Deposit of Certificates of Limited Partner Interests

Subject to the terms and conditions of the Amended and Restated Depositary Agreement, on the date of any issuance of depositary units by the Icahn Enterprises, the general partner will either (i) deposit with the depositary a certificate or certificates or (ii) in the case of uncertificated depositary units, provide evidence of a credit to the book-entry account maintained by the Registrar, in either case evidencing the aggregate whole number of depositary units so issued. Such deposit or book-entry credit will be accompanied by (a) written instructions containing the name, address, social security or taxpayer identification number of and the number of depositary units to be issued to each investor in the Partnership, and (b) a written request that the depositary execute and deliver to each such investor depositary receipts evidencing the depositary units, registered in the name of such investor, or book-entry credit in the name of such investor, in accordance with such written instructions. Each investor will thereupon be recognized by Icahn Enterprises as a record holder as of the closing date of such issuance of depositary units.

Transfer of Depositary Units

Until a depositary unit has been transferred on the books of the depositary, we and the depositary will treat the record holder of the unit as the absolute owner for all purposes.  A transfer of depositary units will not be recognized by the depositary or us unless and until the transferee of the depositary units, or a subsequent transferee, executes and delivers a transfer application to the depositary.  Transfer applications appear on the back of each depositary receipt and also will be furnished at no charge by the depositary upon request.  By executing and delivering a transfer application to the depositary, a subsequent transferee automatically requests admission as a substituted unitholder in the partnership, agrees to be bound by the terms and conditions of our partnership agreement and grants a power of attorney to our general partner.

On a monthly basis, the depositary will, on behalf of subsequent transferees who have submitted transfer applications, request the general partner to admit such subsequent transferees as substituted limited partners of Icahn Enterprises.  If our general partner consents to such substitution, a subsequent transferee will be admitted to the partnership as a substituted limited partner upon the recordation of such subsequent transferee’s name in our books and records.  Upon admission, which is in the sole discretion of our general partner, it will be entitled to all of the rights of a limited partner under the Delaware Revised Uniform Limited Partnership Act, or the Delaware Act, and pursuant to our partnership agreement.

A subsequent transferee will, after submitting a transfer application to the depositary but before being admitted to Icahn Enterprises as a substituted unitholder of record, have the rights of an assignee under the Delaware Act and our partnership agreement, including the right to receive its pro rata share of distributions.  A subsequent transferee who does not execute and deliver a transfer application to the depositary will not be recognized as the record holder of depositary units and will only have the right to transfer or assign its depositary units to a purchaser or other transferee.  Therefore, such subsequent transferee will neither receive distributions from the partnership nor be entitled to vote on partnership matters or any other rights to which record holders of depositary units are entitled under the Delaware Act or pursuant to our partnership agreement.  Distributions made in respect of the depositary units held by such subsequent transferees will continue to be paid to the transferor of such depositary units.

A subsequent transferee will be deemed to be a party to the depositary agreement and to be bound by its terms and conditions whether or not such subsequent transferee executes and delivers a transfer application to the depositary.  A transferor will have no duty to ensure the execution of a transfer application by a subsequent transferee and will have no liability or responsibility if such subsequent transferee neglects or chooses not to execute and deliver the transfer application to the depositary.  Whenever depositary units are transferred, the transfer application requires that a subsequent transferee answer a series of questions.  The required information is designed to provide us with the information necessary to prepare our tax information return.

Transfers of Depositary Units Held in Book-Entry Form.

Depositary units held in book-entry form shall be transferred through DTC’s book-entry settlement system.

Withdrawal of Depositary Units from Deposit

A unitholder may withdraw from the depositary the depositary units represented by its depositary receipts upon written request and surrender of the depositary receipts evidencing the depositary units in exchange for a certificate issued by us evidencing the same number of depositary units, or in the case of uncertificated depositary units, evidence of a book-entry credit.

A subsequent transferee is required to become a unitholder of record before being entitled to withdraw depositary units from the depositary.  Depositary units that have been withdrawn from the depositary, and therefore are not evidenced by depositary receipts, are not transferable except upon death, by operation of law, by transfer to us or redeposit with the depositary.  A holder of depositary units withdrawn from deposit will continue to receive its respective share of distributions and allocations of net income and losses pursuant to our partnership agreement.  In order to transfer depositary units withdrawn from the depositary other than upon death, by operation of law or to the partnership, a unitholder must redeposit the certificate evidencing such withdrawn depositary units with the depositary and request issuance of depositary receipts representing such depositary units, which depositary receipts then may be transferred.  Any redeposit of such withdrawn depositary units with the depositary requires 60 days’ advance written notice and payment to the depositary of a redeposit fee (initially $5.00 per 100 depositary units or portion thereof) and will be subject to the satisfaction of certain other procedural requirements under the depositary agreement.

Replacement of Lost Depositary Receipts and Certificates

A unitholder or subsequent transferee who loses or has its certificate for depositary units or depositary receipts stolen or destroyed may obtain a replacement certificate or depositary receipt by furnishing an indemnity bond and by satisfying certain other procedural requirements under the depositary agreement.

Amendment of Depositary Agreement

Subject to the restrictions described below, any provision of the depositary agreement, including the form of depositary receipt, may, at any time and from time to time, be amended by the mutual agreement of us and the depositary in any respect deemed necessary or appropriate by us and them, without the approval of the holders of depositary units.  No amendment to the depositary agreement, however, may impair the right of a holder of depositary units to surrender a depositary receipt and to withdraw any or all of the deposited depositary units evidenced by a depositary receipt or to redeposit depositary units pursuant to the depositary agreement and receive a depositary receipt evidencing redeposited depositary units.

The depositary will furnish notice to each record holder of a depositary unit, and to each securities exchange on which depositary units are listed for trading, of any material amendment made to the depositary agreement.  Each record holder of a depositary unit at the time any amendment of the depositary agreement becomes effective will be deemed, by continuing to hold the depositary unit, to consent and agree to the amendment and to be bound by the depositary agreement, as so amended.

The depositary will give notice of the imposition of any fee or charge, other than fees and charges provided for in the depositary agreement, or change to the fees and charges, upon record holders of depositary units to any securities exchange on which the depositary units are listed for trading and to all record holders of depositary units.  The imposition of any fee or charge, or change to them, will not be effective until the expiration of 30 days after the date of such notice, unless it becomes effective in the form of an amendment to the depositary agreement effected by us and the depositary.

Termination of Depositary Agreement

We may not terminate the depositary agreement unless the termination (1) is in connection with us entering into a similar agreement with a new depositary selected by the general partner, (2) is as a result of our receipt of an opinion of counsel to the effect that the termination is necessary for us to avoid being treated as an “association” taxable as a corporation for federal income tax purposes or to avoid being in violation of any applicable federal or state securities laws or (3) is in connection with our dissolution.

The depositary will terminate the depositary agreement, when directed to do so by us, by mailing notice of termination to the record holders of depositary units then outstanding at least 60 days before the date fixed for the termination in such notice.  Termination will be effective on the date fixed in such notice, which date must be at least 60 days after it is mailed.  Upon termination of the depositary agreement, the depositary will discontinue the transfer of depositary units, suspend the distribution of reports, notices and disbursements and cease to perform any other acts under the depositary agreement, except in the event the depositary agreement is not being terminated in connection with us entering into a similar agreement with a new depositary, the depositary will assist in the facilitation of the withdrawal of depositary units by holders who desire to surrender their depositary receipts.

Resignation or Removal of Depositary

The depositary may resign as depositary and may be removed by us at any time upon 60 days’ written notice.  The resignation or removal of the depositary becomes effective upon the appointment of a successor depositary by us and written acceptance by the successor depositary of its appointment.  In the event a successor depositary is not appointed within 75 days of notification of such resignation or removal, the general partner will act as depositary until a successor depositary is appointed.  Any corporation into or with which the depositary may be merged or consolidated will be the successor depositary without the execution or filing of any document or any further act.

EXPERTS

The consolidated balance sheets of Icahn Enterprises L.P. as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 2012 and the financial statement schedule, incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto. The report of Grant Thornton LLP and the report of the other auditor, Ernst & Young LLP, independent registered public accounting firm, are incorporated by reference herein (and in the registration statement) and upon the authority of said firms as experts in accounting and auditing. The report of KPMG, LLP, independent registered public accounting firm, is incorporated by reference herein (and in the registration statement) and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim financial information of Icahn Enterprises L.P.as of June 30, 2013 and March 31, 2013 and the related consolidated statements of operations, comprehensive income and cash flows for the three-month and six-month periods ended June 30, 2013 and 2012 and the three-month periods ended March 31, 2013 and 2012, and the unaudited consolidated statements of changes in equity for the three-month and six-month periods ended June 30, 2013 and March 31, 2013, respectively, incorporated by reference in this prospectus and elsewhere in the registration statement, Grant Thornton LLP and the other auditor, KPMG LLP, have reported that they have applied limited procedures in accordance with professional standards for a review of such information. The respective reports of Grant Thornton LLP and the other auditor, KPMG LLP, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their respective reports on such information should be restricted in light of the limited nature of the review procedures applied. In addition, Grant Thornton LLP and the other auditor, KPMG LLP, are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their respective reports on the unaudited interim financial information because those reports are not a''part'' of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of that Act.

The supplemental combined balance sheets of Icahn Enterprises L.P. as of December 31, 2012 and 2011, and the related supplemental combined statements of operations, comprehensive income, changes in equity, and cash flows for each of the three years in the period ended December 31, 2012, incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto. The report of Grant Thornton LLP and the report of the other auditor, Ernst & Young LLP, independent registered public accounting firms, are incorporated by reference herein (and in the registration statement) and upon the authority of said firms as experts in accounting and auditing. The report of KPMG, LLP, independent registered public accounting firm, is incorporated by reference herein (and in the registration statement) and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim supplemental combined financial information of Icahn Enterprises L.P. as of June 30, 2013 and the related supplemental combined statements of operations, comprehensive income (loss), for the three-month and six-month periods ended June 30, 2013 and 2012, and the unaudited supplemental combined statements of changes in equity for the six-month period ended June 30, 2013 and cash flows for the six-month periods ended June 30, 2013 and 2012, incorporated by reference in this prospectus and elsewhere in the registration statement, Grant Thornton LLP and the other auditor, KPMG, LLP, have reported that they have applied limited procedures in accordance with professional standards for a review of such information. The respective reports of Grant Thornton LLP and the other auditor, KPMG, LLP, state that they did not audit and they do not express an opinion on that interim supplemental combined financial information. Accordingly, the degree of reliance on their respective reports on such information should be restricted in light of the limited nature of the review procedures applied. In addition, Grant Thornton LLP and the other auditor, KPMG, LLP, are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their respective reports on the unaudited interim supplemental combined financial information because those reports are not a ''part'' of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of that Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, all filings made pursuant to the Securities and Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement and any other future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing disclosure furnished under Items 2.02, 7.01 or 8.01 of Form 8-K, unless otherwise indicated therein):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 15 , 2013 (SEC File No. 001-09516);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, filed with the SEC on May 3, 2013 and August 7, 2013, respectively (SEC File No. 001-09516);

•	Our Current Reports on Form 8-K, or 8-K/A, filed with the SEC on January 29, 2013, February 6, 2013, February 11, 2013, February 21, 2013, March 1, 2013, March 6, 2013, March 11, 2013, March 25, 2013, April 24, 2013, May 2, 2013, May 20, 2013, May 28, 2013, May 29, 2013, June 14, 2013, June 17, 2013, June 20, 2013, June 26, 2013, July 9, 2013, July 22, 2013, August 1, 2013, August 12, 2013, August 23, 2013, and August 29, 2013 and September 25, 2013 (SEC File No. 001-09516).

You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

Icahn Enterprises L.P.
767 Fifth Avenue, Suite 4700
New York, New York 10153
Attn: Chief Financial Officer
Telephone requests may be directed to (212) 702-4300

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

(a)	Exhibits

See the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 25 , 2013.

ICAHN ENTERPRISES L.P.

By: Icahn Enterprises G.P. Inc., its general partner

/s/ Daniel A. Ninivaggi
Daniel A. Ninivaggi
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel A. Ninivaggi	President, Chief Executive Officer and Director	September 25 , 2013
Daniel A. Ninivaggi

*	Chief Financial Officer and Director
SungHwan Cho

*	Chief Accounting Officer
Peter Reck

*	Director
Jack G. Wasserman

*	Director
William A. Leidesdorf

*	Director
James L. Nelson

*	Director
Keith Cozza

Chairman of the Board
Carl C. Icahn

* The undersigned does hereby sign this Amendment No. 1 to Registration Statement on behalf of the above indicated officer or director of the general partner of Icahn Enterprises L.P. pursuant to a power of attorney executed by such director.

/s/ Daniel A. Ninivaggi
Daniel A. Ninivaggi
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 25 , 2013.

ICAHN ENTERPRISES FINANCE CORP.

/s/ Daniel A. Ninivaggi
Daniel A. Ninivaggi
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel A. Ninivaggi	President, Chief Executive Officer and Director	September 25 , 2013
Daniel A. Ninivaggi

*	Chief Financial Officer and Director
SungHwan Cho

*	Chief Accounting Officer
Peter Reck

*	Director
Jack G. Wasserman

*	Director
William A. Leidesdorf

*	Director
James L. Nelson

*	Director
Keith Cozza

Chairman of the Board
Carl C. Icahn

* The undersigned does hereby sign this Amendment No. 1 to Registration Statement on behalf of the above indicated officer or director of the general partner of Icahn Enterprises L.P. pursuant to a power of attorney executed by such director.

/s/ Daniel A. Ninivaggi
Daniel A. Ninivaggi
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement. *
4.1	Depositary Agreement among Icahn Enterprises, Icahn Enterprises G.P. Inc. and Registrar and Transfer Company, dated as of July 1, 1987 (incorporated by reference to Exhibit 4.1 to Icahn Enterprises’ Form 10-Q for the quarter ended March 31, 2004 (SEC File No. 1-9516), filed on May 10, 2004).
4.2	Amendment No. 1 to the Depositary Agreement dated as of February 22, 1995 (incorporated by reference to Exhibit 4.2 to Icahn Enterprises’ Form 10-K for the year ended December 31, 1994 (SEC File No. 1-9516), filed on March 31, 1995).
4.3	Amended and Restated Depositary Agreement dated as of August 23, 2013 (incorporated by reference to Exhibit 10.1 to Icahn Enterprises’ Form 8-K (SEC File No. 1-9516), filed on August 23, 2013).
4.4	Specimen Depositary Receipt (incorporated by reference to Exhibit 4.3 to Icahn Enterprises’ Form 10-K for the year ended December 31, 2004 (SEC File No. 1-9516), filed on March 16, 2005).
4.5	Form of Transfer Application (incorporated by reference to Exhibit 4.4 to Icahn Enterprises’ Form 10-K for the year ended December 31, 2004 (SEC File No. 1-9516), filed on March 16, 2005).
4.6	Specimen Certificate representing preferred units (incorporated by reference to Exhibit No. 4.9 to Icahn Enterprises’ Form S-3 (SEC File No. 33-54767), filed on February 22, 1995).
4.7	Form of Indenture.***
4.8	Form of Indenture (Subordinated Debt Securities).***
4.9	Form of Warrant Agreement and Warrant Certificate. *
4.10	Form of Rights Agreement and Rights Certificate. *
5.1	Opinion of Proskauer Rose LLP. **
12.1	Statement regarding computation of ratios.**
15.1	Letter of Grant Thornton LLP regarding unaudited interim financial information. **
15.2	Letter of Grant Thornton LLP regarding unaudited interim financial information. **
15.3	Letter of KPMG LLP regarding unaudited interim financial information. **
23.1	Consent of Grant Thornton LLP.**
23.2	Consent of Grant Thornton LLP.**
23.3	Consent of Ernst & Young LLP.**
23.4	Consent of KPMG LLP.**
23.5	Consent of Proskauer Rose LLP (included in Exhibit 5.1). **
24.1	Power of Attorney (included on the signature pages to this From S-3).***
25.1	Form T-1, Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Indenture.**

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, as applicable.

**	Filed herewith.

***	Previously filed.